SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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MEDCATH CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL
ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH
CORPORATE GOVERNANCE
CERTAIN TRANSACTIONS
ACCOUNTING AND AUDIT MATTERS
OTHER MATTERS

MEDCATH CORPORATION
10720 Sikes Place, Suite 300
Charlotte, North Carolina 28277

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held March 1, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of MedCath Corporation (the “Company”) to be held at the Company’s executive offices, 10720 Sikes Place, Suite 300, Charlotte, North Carolina, on March 1, 2007, 10:00 a.m., Eastern Standard Time, to consider and act upon each of the following matters:

1. To elect four individuals to the board of directors to serve for a three-year term as a Class III director;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on January 19, 2007, the record date, are entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the meeting. A list of those stockholders will be available for inspection at the Company’s executive offices during ordinary business hours for the ten-day period prior to the annual meeting.

By Order of the Board of Directors

James E. Harris
Secretary

Charlotte, North Carolina
January 26, 2007

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to assure representation of your shares. No postage need be affixed if the proxy card is mailed in the United States.

MEDCATH CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on March 1, 2007

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of MedCath Corporation (“MedCath” or the “Company”) for use at the annual meeting of stockholders to be held at the Company’s executive offices, 10720 Sikes Place, Suite 300, Charlotte, North Carolina on Thursday, March 1, 2007, at 10:00 a.m. Eastern Standard Time and at any adjournments or postponements of the meeting.

The Company’s Annual Report on Form 10-K containing its consolidated financial statements for the fiscal year ended September 30, 2006 is being mailed together with this proxy statement to all stockholders entitled to vote. It is anticipated that this proxy statement and the accompanying appointment of proxy will be mailed to stockholders on or about January 26, 2007.

Proxy Procedures

All proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, the enclosed appointment of proxy (or any signed and dated copy thereof) will be used to vote in favor of the director nominees and other matters set forth in the accompanying Notice of Annual Meeting of Stockholders. Any appointment of proxy may be revoked by a stockholder at any time before its exercise by: (i) delivering written revocation or a later dated appointment of proxy to the secretary of the Company; or (ii) attending the annual meeting and voting in person.

The board of directors is not aware of any other matter to be presented at the annual meeting. If any other matter upon which a vote may properly be taken should be presented at the annual meeting, shares represented by all proxies received by the board of directors will be voted on that matter in accordance with the judgment of the persons named as attorneys in the appointment of proxy.

Record Date

Only stockholders of record as of the close of business on January 19, 2007, the record date fixed by the board of directors, will be entitled to vote at the annual meeting and at any adjournments or postponements of the meeting. As of January 19, 2007, there were an aggregate of 21,061,997 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote.

Voting Procedures

Quorum Requirements.  The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain one or more abstentions or broker-nonvotes will be counted as present for purposes of determining the presence or absence of a quorum for the annual meeting.

Election of Directors.  Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. The four nominees receiving the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the annual meeting will each be elected for a three-year term. Shares represented by proxies received by the board of directors and not marked to withhold authority to vote for the nominee will be voted for the election of each nominee. If a stockholder properly withholds authority to vote a nominee, the stockholder’s shares will not be counted toward that nominee’s achievement of a plurality.

Other Proposals.  The affirmative vote of the majority of shares present, in person or represented by proxy, and voting at the annual meeting is required for ratification of the appointment of the independent registered public accounting firm for the fiscal year ending September 30, 2007. Abstentions and broker nonvotes are not considered to have been voted for these proposals and have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of votes from which the majority is calculated.

If any other matter not discussed in this proxy statement should be presented at the annual meeting upon which a vote may be properly taken, shares represented by all proxies received by the board of directors will be voted on that matter in accordance with the judgment of the persons named as attorneys in the appointment of proxy.

ELECTION OF DIRECTORS

The Company’s certificate of incorporation permits the board to fix the number of directors, provided there are no less than two nor more than 12 directors. The number of directors is currently fixed at eight. The board of directors is divided into three classes, with three directors currently serving in Class I, one director currently serving in Class II and four directors currently serving in Class III. Each director serves for a three-year term, with one class of directors being elected at each annual meeting. The terms of the four Class III directors will expire at this annual meeting. Pursuant to the stockholders’ agreement by and among the Company and affiliates of Kohlberg Kravis Roberts and Co., L.P. (“KKR”) and Welsh, Carson Anderson & Stowe (“Welsh, Carson”), KKR and Welsh, Carson are each contractually entitled to designate two directors of the Company. See Certain Transactions — Stockholders’ Agreements.” All of the stockholder designees serve as Class III directors. Messrs. Clammer and Gilhuly were designated by KKR and Mr. Queally and Dr. Sokolov were designated by Welsh, Carson. All directors hold office until their successors have been duly elected and qualified.

The following table provides information about each director.

			Term
Name	Age	Class	Expires	Business Experience

Robert S. McCoy, Jr.(1)(2)(4)	68	I	2008	Mr. McCoy has been a director since October 2003. Prior to his retirement in August 2003, he served as vice chairman of Wachovia Corporation (‘‘Wachovia”) and co-chaired the effort to integrate Wachovia and First Union Corporation after their merger in September 2001. Prior to the merger, he served as vice chairman and chief financial officer of Wachovia. Mr. McCoy had been with Wachovia since its 1991 acquisition of South Carolina National Corporation, where he served as president. Prior to that, he was a partner with Price Waterhouse (now PricewaterhouseCoopers). Mr. McCoy also serves as a director of Krispy Kreme Doughnuts, Inc.
John B. McKinnon(2)(3)(4)	72	I	2008	Mr. McKinnon has been a director since March 2001. He also served as a director from 1996 until 1998. From 1989 until his retirement in 1995, Mr. McKinnon served as the dean of the Babcock Graduate School of Management at Wake Forest University. From 1986 to 1988, he served as president of Sara Lee Corporation. Mr. McKinnon also serves as a director of Ruby Tuesday, Inc. and a number of private companies.

			Term
Name	Age	Class	Expires	Business Experience

Galen D. Powers(1)(2)(4)	70	I	2008	Mr. Powers has been a director since October 1998. He is the senior founder and served as president of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, from 1983 to 2001. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration (now Centers for Medicare and Medicaid Services) and has served as a director and the president of the American Health Lawyers Association. He serves as a director and chairman of the compliance committee of HMS Holdings, Inc. and as a director of a number of private companies in the healthcare industry.
Adam H. Clammer(3)	36	III	2007	Mr. Clammer has been a director since 2002. Mr. Clammer became a member of the limited liability company which serves as the general partner of KKR in January 2006. He has been an executive of KKR since 1995. Prior to joining KKR, Mr. Clammer was with Morgan Stanley & Co. in its mergers and acquisitions department. He also serves as a director for a number of private companies.
Edward A. Gilhuly	47	III	2007	Mr. Gilhuly has been a director since August 1998. In January 2006, Mr. Gilhuly became a member of Sageview Capital LLC. Prior to that, he was an executive of KKR from 1986 and a general partner from January 1995, before becoming a member of the limited liability company which serves as the general partner of KKR in January 1996. Mr. Gilhuly was managing director of Kohlberg Kravis Roberts & Co. Ltd., the London-based affiliate of KKR prior to forming Sageview Capital, LLC. He also serves as a director of Legrand SA.
Paul B. Queally(3)	42	III	2007	Mr. Queally has been a director since August 1998. He has been a general partner at Welsh, Carson since January 1996. Prior to joining Welsh, Carson, Mr. Queally was a general partner of the Sprout Group, the private equity group of Credit Suisse First Boston. He also serves as a director of Amerisafe, Inc., United Surgical Partners International, Inc. and a number of private companies.

			Term
Name	Age	Class	Expires	Business Experience

Jacque J. Sokolov, MD(1)	52	III	2007	Dr. Sokolov has been a director since March 2004. Since 1998, he has served as the chairman and senior partner of SSB Solutions, a national healthcare management consulting, project development and investment firm. Dr. Sokolov previously served as chairman of Coastal Physician Group, Inc., which later became PhyAmerica Physician Group, Inc., from 1994 until 1997. Dr. Sokolov also serves as a director of Hospira, Inc.
John T. Casey	61	II	2009	Mr. Casey has served as Chairman of MedCath’s Board of Directors since September 2003 and as a director since May 2000. From September 3, 2003 to February 21, 2006 he also served as President and Chief Executive Officer of MedCath. Mr. Casey continued to be employed by the Company through August 21, 2006, when he became a non-executive Chairman of the Board. From 1997 to 1999, Mr. Casey served as chairman and chief executive officer of Physician Reliance Network, Inc., a publicly traded company that was, prior to its merger with US Oncology, Inc., the largest oncology practice management company in the United States. From 1995 to 1997, Mr. Casey was the chief executive officer of Intecare, LLC, a company formed for the purpose of developing joint venture partnerships with hospitals and integrated healthcare systems. From 1991 to 1995, he served as president and chief operating officer of American Medical International, which, at that time, was the third largest publicly held owner and operator of hospitals in the country. In 1995, American Medical merged with National Medical Enterprises to create Tenet Healthcare Corporation, where Mr. Casey served as vice-chairman until 1997.

(1)	Indicates a member of the compliance committee.

(2)	Indicates a member of the corporate governance and nominating committee.

(3)	Indicates a member of the compensation committee.

(4)	Indicates a member of the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of MedCath common stock outstanding as of January 19, 2007 for:

•	each person who is known to be the beneficial owner of more than five percent of the outstanding shares of MedCath’s common stock,

•	each officer of the Company listed on the summary compensation table that appears elsewhere in this proxy statement,

•	each director of the Company, and

•	MedCath’s current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities. Except as indicated in the footnotes to this table, MedCath believes each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options that are exercisable within 60 days of January 19, 2007 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of another person.

		Percentage of
		Common
	Number of Shares	Stock
Name of Beneficial Owner	Beneficially Owned(1)	Outstanding

MedCath 1998 LLC(2)	3,968,522	18.8
Paul B. Queally(3)	3,572,056	17.0
Welsh, Carson, Anderson & Stowe VII, L.P.(3)	3,540,801	16.8
Nierenberg Investment Management Company, Inc.(4)	1,732,130	8.2
Dimensional Fund Advisors, Inc.	1,170,521	5.6
O. Edwin French	504,000	2.4
Phillip J. Mazzuca	300,000	1.4
James E. Harris	238,759	1.1
Thomas K. Hearn, III	90,540	*
Joan McCanless	74,000	*
John T. Casey	30,500	*
Galen D. Powers	28,500	*
Edward A, Gilhuly	28,500	*
John B. McKinnon	24,500	*
Adam C. Clammer	21,000	*
Robert S. McCoy, Jr.	14,000	*
Jacque J. Sokolov, MD	14,000	*
Directors and executive officers, as a group (14 persons)	5,055,355	23.7

*	Indicates less than one percent ownership.

(1)	The following shares of common stock subject to options currently exercisable or exercisable within 60 days of January 19, 2007 are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person: Edward A. Gilhuly, 28,500; Paul B. Queally, 28,500; O. Edwin French, 500,000; Phillip J. Mazzuca, 300,000; John T. Casey, 3,500; James E. Harris, 238,759; Thomas K. Hearn, III, 90,540; Joan McCanless, 74,000; John B. McKinnon, 24,500; Galen D. Powers, 28,500;

Adam H. Clammer, 21,000; Robert S. McCoy, Jr., 14,000; Jacque J. Sokolov, MD, 14,000; and directors and executive officers, as a group, 1,440,799.

(2)	MedCath 1998 LLC is a limited liability company of which KKR 1996 Fund, L.P. is the managing member. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996, L.P., which is the sole general partner of KKR 1996 Fund, L.P. Mr. Clammer, a director of MedCath, and Henry R. Kravis, George R. Roberts, Perry Golkin, Paul E. Raether, Michael W. Michelson, James H. Greene, Scott M. Stuart, Todd Fisher, Johannes Huth and Alexander Navab are the members of KKR 1996 GP LLC. Messrs. Kravis and Roberts constitute the management committee of KKR 1996 GP LLC. Each of the individuals who are the members of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership of such shares. The address of each such entity and person is c/o Kohlberg Kravis Roberts & Co., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)	Mr. Queally is the general partner of the sole general partner of Welsh, Carson, Anderson & Stowe VII, L.P. and may be deemed to beneficially own all of the shares of common stock owned by that entity. Their address is 320 Park Avenue, Suite 2500, New York, NY 10022-6815.

(4)	The address of this stockholder is 19605 N.E. 8th Street, Camas, Washington 98607. The Schedule 13F filed by this stockholder on November 14, 2006 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,732,130 shares.

(5)	The address of this stockholder is 1299 Ocean Ave. 11th Floor, Santa Monica, California 90401. The Schedule 13F filed by this stockholder on December 15, 2006 indicates that this stockholder, in its capacity as investment advisor, may be deemed to have sole voting and dispositive power over 1,170,521 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual and long-term compensation for each of the past three fiscal years of (i) the Company’s chairman and chief executive officer; (ii) the Company’s other four most highly compensated executive officers incumbent at September 30, 2006; and (iii) one other former executive officer of the Company (collectively, the “Named Officers”).

Summary Compensation Table

				Long-Term Compensation
				Awards
					Securities
				Restricted	Underlying
	Annual Compensation			Stock	Options	All Other
	Fiscal	Salary	Bonus	Awards	Granted	Compensation
Name and Principal Position	Year	($)	($)	($)(5)	(#)	($)

Current Executives:
O. Edwin French	2006	325,769	357,500	800,792	500,000	306,536	(1)
Chief Executive Officer	2005	—	—	—	—	—
	2004	—	—	—	—	—
James E. Harris	2006	394,212	243,750	809,217	—	1,613	(2)
Executive Vice President and Chief	2005	372,462	135,000	—	—	2,679
Financial Officer	2004	342,154	176,000	—	120,000	3,835
Thomas K. Hearn, III	2006	304,885	150,800	625,783	—	2,849	(2)
President, Diagnostic Division	2005	289,692	105,000	—	—	3,479
and Chief Development Officer	2004	244,862	118,450	—	66,240	2,460
Joan McCanless	2006	225,000	146,250	496,326	—	3,120	(2)
Senior Vice President Risk	2005	215,000	80,625	—	—	2,977
Management and Decision Support/	2004	200,000	100,000	—	40,000	2,974
Corporate Compliance Officer

				Long-Term Compensation
				Awards
					Securities
				Restricted	Underlying
	Annual Compensation			Stock	Options	All Other
	Fiscal	Salary	Bonus	Awards	Granted	Compensation
Name and Principal Position	Year	($)	($)	($)(5)	(#)	($)

Phillip J. Mazzuca	2006	200,000	173,333	521,070	300,000	138,271	(3)
Executive Vice President and Chief Operating Officer	2005	—	—	—	—	—
	2004	—	—	—	—	—
Former Executive:
John T. Casey	2006	267,385	—	—	—	3,921	(4)
Former Chief Executive Officer	2005	550,000	206,250	—	—	14,566
	2004	550,000	285,000	—	360,000	25,216

(1)	Amount comprised of matching contributions to the Company’s 401(k) plan of $492, $143,148 related to relocation allowances and $162,896 of pre-employment consulting fees.

(2)	Amount comprised of matching contributions to the Company’s 401(k) plan.

(3)	Amount comprised of $6,208 related to temporary housing and $132,063 in relocation allowances.

(4)	Amount comprised of matching contributions to the Company’s 401(k) and restoration plans.

(5)	Restricted stock awards pursuant to MedCath’s 2006 Stock Option and Award Plan. The restricted share grants vest for Messrs. Harris and Hearn and Ms. McCanless on December 31, 2008. The restricted share grants for Messrs. French and Mazzuca vest on March 9, 2009, subject to an additional performance condition based on the closing price of MedCath common stock on that date. The value of the restricted stock presented in the table is based on a closing price as of the date of the respective grant. The executives are entitled to receive dividends, if any, paid on the Company’s common stock during the restriction period. The number and value of the aggregate restricted stock holdings of Messrs. French, Harris, Hearn, Ms. McCanless and Mr. Mazzuca at September 30, 2006 were 39,063 shares and $1,175,406, 39,474 shares and $1,187,773, 30,526 shares and $918,527, 24,211 shares and $728,509 and 32,813 and $987,343, respectively.

Fiscal Year-End Values of Stock Options

The following table sets forth information with respect to options to purchase the Company’s common stock held by to the Named Officers, including (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ended September 30, 2006; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at September 30, 2006; and (iv) the value of such unexercised options at September 30, 2006.

Aggregated Option Exercises in Last Fiscal
Year and Fiscal Year-End Option Values

			Number of Securities Underlying	Value of Unexercised
			Unexercised Options at	In-the-Money Options at
	Shares Acquired	Value	September 30, 2006 (#)	September 30, 2006 ($)(1)
Name	On Exercise (#)	Realized ($)	Exercisable/Unexercisable(2)	Exercisable/Unexercisable(2)

Current Executives:
O. Edwin French	—	—	500,000/0	4,300,000/0
James E. Harris	—	—	238,759/0	3,425,143/0
Thomas K. Hearn, III	—	—	90,540/0	1,357,255/0
Joan McCanless	—	—	74,000/0	1,033,702/0
Phillip J. Mazzuca	—	—	300,000/0	2,277,000/0
Former Chief Executive Officer:
John T. Casey	288,000	4,584,890	3,500/0	0/0

(1)	The dollar value of unexpired, in-the-money options represents the difference between the closing stock price of $30.09 per share at September 30, 2006 and the exercise prices of the options.

(2)	During the year end September 30, 2005, the vesting of substantially all of the unvested options was accelerated. See “Compensation Committee Report on Executive Compensation — Stock Option Awards.”

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of September 30, 2006.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants,	Options, Warrants,	Reflected in the
Plan Category	and Rights	and Rights	Initial Column)

Equity compensation plans approved by stockholders*	2,070,472	$18.80	1,644,316
Equity compensation plans not approved by stockholders	—	—	—

Total	2,070,472	$18.80	1,644,316

*	These plans consist of the 2006 Stock Option and Award Plan, the 1998 Stock Option Plan for Key Employees and the 2000 Outside Directors’ Stock Option Plan.

Executive Employment Agreements

O. Edwin French.  MedCath entered into an employment agreement with Mr. French, president and chief executive officer, on February 21, 2006. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. French’s base salary will be adjusted annually at the discretion of the board of directors, but in no event may his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. French will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. French by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation;

•	unreimbursed business expenses; and

•	continued coverage under the Company’s group medical insurance plan for a period ending on the earlier of (A) the second anniversary of the date of termination or (B) the date Mr. French becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. French without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation; and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. French will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. French’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. French will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. French agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Phillip J. Mazzuca.  MedCath entered into an employment agreement with Mr. Mazzuca, executive vice president and chief operating officer, on March 27, 2006. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. Mazzuca’s base salary will be adjusted annually at the discretion of the board of directors, but in no event may his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. Mazzuca will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Mazzuca by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation;

•	unreimbursed business expenses; and

•	continued coverage under the Company’s group medical insurance plan for a period ending on the earlier of (A) the second anniversary of the date of termination or (B) the date Mr. Mazzuca becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Mazzuca without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation; and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Mazzuca will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Mazzuca’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the target bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Mazzuca will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Mazzuca agrees not to solicit employees of the Company for one year following the date of his termination of employment.

James E. Harris.  MedCath entered into an amended and restated employment agreement with Mr. Harris, executive vice-president and chief financial officer, on September 30, 2005. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. Harris’ base salary will be adjusted annually at the discretion of the board of directors, but in no event will his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. Harris will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Harris by the Company without cause (other than as a result of death or disability which are addressed below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one and one-half times his annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation;

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending eighteen months after the date of termination or, if earlier, the date he becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Harris without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation; and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Harris will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Harris’ estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Harris will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Harris agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Thomas K. Hearn, III.  MedCath entered into an amended and restated employment agreement with Mr. Hearn, chief development officer, on September 30, 2005. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Mr. Hearn’s base salary will be adjusted annually at the discretion of the board of directors, but in no event will his base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Mr. Hearn will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of his base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for him to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Mr. Hearn by the Company without cause (other than as a result of death or disability which are address below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times his annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times his annual base salary and one times his target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation;

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the first anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Mr. Hearn without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation; and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Mr. Hearn will receive any amounts due under the terms of any disability insurance policy which the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

Upon termination of employment because of death, Mr. Hearn’s estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for him, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Mr. Hearn will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following his termination of employment. The non-competition provisions provide that he will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Mr. Hearn agrees not to solicit employees of the Company for one year following the date of his termination of employment.

Joan McCanless.  MedCath entered into an amended and restated employment agreement with Ms. McCanless, senior vice president — risk management and decision support and corporate compliance officer, on September 30, 2005. The agreement provides for an initial three-year term that is automatically renewed for successive one year terms unless either party provides notice of non-renewal at least 90 days prior to the end of the initial or any renewal term. Ms. McCanless’ base salary will be adjusted annually at the discretion of the board of directors, but in no event will her base salary be reduced nor be less than the median base salary for a comparable position at corporations of similar size and character as the Company.

The agreement provides that Ms. McCanless will participate in an annual bonus plan that will establish a target annual bonus opportunity equal to 50% of her base salary for the year. The terms and provisions of the bonus plan, including the performance goals and the threshold performance levels that must be met for payment of a bonus will be established each year by the compensation committee. The agreement further provides for her to participate in any other compensation plan or program maintained by the Company for senior executives as well as all employee fringe benefit, pension and welfare benefit programs which the Company makes available to senior executives.

Upon the termination of employment of Ms. McCanless by the Company without cause (other than as a result of death or disability which is address below), or upon a voluntary termination by the executive for good reason, the agreement provides for the following payments and benefits:

•	an amount equal to (A) one times her annual base salary if termination occurs prior to a change in control or more than 12 months after a change in control or (B) if such termination occurs upon a change in control or at any time within 12 months after a change in control, the sum of two times her annual base salary and one times her target annual bonus;

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation;

•	unreimbursed business expenses; and

•	continued coverage under the Company’s medical, disability and life insurance plans for a period ending the earlier of (A) the first anniversary of the date of termination or (B) the date the executive becomes covered under comparable plans of a new employer.

Upon termination by the Company with cause, or by Ms. McCanless without good reason, the agreement provides for the following payments:

•	earned but unpaid salary (including any awarded but deferred bonus payment);

•	any accrued but unused vacation; and

•	unreimbursed business expenses.

Upon termination of employment because of a total and permanent disability, Ms. McCanless will receive any amounts due under the terms of any disability insurance policy which the Company maintains for her, a pro rata portion of the bonus (if any) for the fiscal year in which the disability occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

Upon termination of employment because of death, Ms. McCanless’ estate or designated beneficiaries will receive any death benefits provided under any plans the Company maintains for her, a pro rata portion of the bonus (if any) for the fiscal year in which the death occurs, any earned but unpaid salary (including any awarded but deferred bonus payment), any accrued but unused vacation, and any unreimbursed business expenses.

The agreement contains non-competition and nondisclosure provisions. The nondisclosure provisions provide that Ms. McCanless will not disclose confidential information regarding the Company and its subsidiaries and affiliates at any time following her termination of employment. The non-competition provisions provide that she will not, for a period of one year following the date of termination, compete with the Company by directly or indirectly becoming involved with a competitor of the Company. Furthermore, Ms. McCanless agrees not to solicit employees of the Company for one year following the date of her termination of employment.

Compensation Committee Report on Executive Compensation

General.  The Company’s executive compensation program is administered by the compensation committee of the board of directors. The compensation committee has structured the Company’s compensation program with a view toward ensuring the financial strength of the Company, encouraging high levels of growth, and maximizing long-term stockholder value. The goal of the compensation committee is to establish compensation levels that will enable the Company to attract, motivate, reward, and retain qualified executives. The program is designed to focus and direct the energies and efforts of key executives toward achieving specific Company, divisional, and strategic objectives. The program has three principal components: base salary, annual performance based cash bonuses, and long-term incentive compensation paid in the form of stock options and restricted stock. In addition, executive officers may elect to participate in the Company’s tax-deferred savings plan and other benefit plans generally available to all employees.

Base Salary.  Each of the Company’s executive officers, including the chief executive officer, receives a base salary that is adjusted annually to reflect changes in market conditions, the Company’s performance and individual responsibilities. The initial base salaries for executive officers, including the chief executive officer, were fixed pursuant to written employment agreements. Annual adjustments in the base salaries of all executive officers other than the chief executive officer are determined by the compensation committee through a subjective review of the officer’s performance by the chief executive officer and compensation committee members, 80% of which is based upon the attainment of financial objectives and 20% of which is based upon the attainment of operational objectives. Fiscal 2006 base salary levels for all executive officers other than the chief executive officer were established by the compensation committee based upon the above criteria.

Cash Bonus Awards.  To reward superior performance and contributions made by key executives, the Company awards annual performance based cash bonuses based on the achievement of specific financial and operational goals. The financial and operational goals for each individual officer are derived from those established by the compensation committee for the chief executive officer. The relevant goals and the weight assigned to each goal are tailored to each executive officer based upon his or her area of responsibility. The maximum amount of annual cash bonus for each executive officer is determined at the beginning of each fiscal year and is expressed as a percentage of annual base salary. The board of directors communicates the incentive compensation goals and objectives to the officers of the Company each year. Individual bonus incentive awards are determined at the end of the fiscal year based upon achievement of the specified financial and operational goals.

Stock Option Awards.  Pursuant to the Company’s 2006 Stock Option and Award Plan, the Company may award its executive officers and key employees incentive stock options and nonqualified stock options. Under the plan, the compensation committee may grant option awards and determine the exercise period, exercise price, and such other conditions and restrictions as it deems appropriate for each grant. During fiscal 2006, options to purchase 300,000 shares of common stock were granted to Mr. Mazzuca in connection with his initial employment by the Company. The options vested immediately upon grant, however, the shares acquired upon exercise of the options may be subject to restrictions on sale depending upon the date of exercise and his employment status on such date.

In September 2005, the compensation committee approved a plan to accelerate the vesting of substantially all unvested stock options previously awarded to employees. The accelerated vesting of options was effective as of September 30, 2005 and was conditioned upon an optionee entering into a sale restriction agreement (the “Restriction Agreement”) which provides that if the optionee exercises a stock option prior to its originally scheduled vesting date while employed by the Company, the optionee will be prohibited from selling the shares of stock acquired upon exercise of the option until the date the option would have become vested had it not been accelerated. The Restriction Agreement also provides that if an optionee exercises an option prior to its originally scheduled vesting date and is no longer employed by the Company, the optionee will be prohibited from selling the stock acquired upon exercise of the option for the longer of three years from the option exercise date or the originally scheduled vesting date.

Restricted Stock Awards.  Pursuant to the 2006 Stock Option and Award Plan, the Company may grant awards of restricted stock, which are awards of common stock of the Company subject to such terms, conditions and restrictions as the compensation committee may provide in individual award agreements. Conditions attached to the restricted stock may include, but are not limited to, restrictions upon the sale, assignment, transfer or other disposition of the restricted stock and the requirement of forfeitures of the restricted stock upon certain terminations of employment. Restricted stock grants typically vest over a minimum period of three years, except in the event of a participant’s death, disability or retirement or in the event of a change of control of the Company or similar circumstances. When the period of restriction on restricted stock terminates, the unrestricted shares are delivered to the participant. During fiscal 2006, restricted share awards were made to Messrs. Harris and Hearn and Ms. McCanless in the amounts of 39,474, 30,526 and 24,211, respectively, in order to provide additional long-term equity-based incentive compensation to each officer. Each of these grants will vest on December 31, 2008, provided the officer remains employed by the Company on that date. In addition, 32,813 restricted shares were awarded to Mr. Mazzuca in connection with his initial employment by the Company. This award will vest on March 9, 2009, subject to an additional performance condition based on the closing price of MedCath common stock on that date.

Chief Executive Officer Compensation.  Mr. French’s base compensation of $550,000 was determined pursuant to the terms of his employment agreement with the Company. Mr. French’s annual cash bonus was determined pursuant to the formula provided by his employment agreement. During 2006, Mr. French received options to purchase 500,000 shares and an award of 39,063 restricted shares in connection with his initial employment by the Company. The options vested immediately upon grant, however, the shares acquired upon exercise of the options may be subject to restrictions on sale depending upon the date of exercise and his employment status on such date. The restricted shares will vest on March 9, 2009, subject to an additional performance condition based on the closing price of MedCath common stock on that date. See “Executive Employment Agreements — O. Edwin French.”

Deductibility of Certain Executive Compensation.  Under federal income tax law, a public company may not deduct non-performance based compensation in excess of $1.0 million paid to its chief executive officer or any of its four highest paid other executive officers. No executive officer of the Company received in fiscal 2006 non-performance based compensation in excess of this limit. The compensation committee currently intends to continue to manage MedCath’s executive compensation program in a manner that will maximize federal income tax deductions. However, the compensation committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of the Company.

Respectfully submitted,

Adam H. Clammer
Paul B. Queally
John B. McKinnon, Chairman

Compensation Committee Interlocks and Insider Participation

In fiscal 2006, the compensation committee of the board of directors was composed of Messrs. McKinnon, Clammer, and Queally. Messrs. Gilhuly, Clammer and Queally are neither employees nor officers of the Company. Mr. Clammer is a general partner of KKR. Mr. Queally is a general partner of Welsh, Carson. See “Certain Transactions” for a discussion of transactions and certain business relationships between the Company, KKR, and Welsh, Carson.

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative return on the Company’s stock from July 24, 2001, the date on which the Company’s stock commenced trading on the Nasdaq National Market, through September 30, 2006, as compared to the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the cumulative return of the Standard & Poor’s Health Care Facilities Index. The graph assumes that $100 was invested on July 24, 2001 in each of (1) the Company’s common stock, (2) The Nasdaq Stock Market (U.S. Companies) Index and (3) the Standard & Poor’s Health Care Facilities Index and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MEDCATH CORPORATION, THE NASDAQ COMPOSITE INDEX
AND THE S&P HEALTH CARE FACILITIES INDEX

Cumulative Total Return

	9/01	9/02	9/03	9/04	9/05	9/06
Medcath Corporation	100.00	69.97	64.02	97.96	147.06	186.32
Nasdaq Composite	100.00	80.97	120.85	131.16	150.08	159.80
S & P Health Care Facilities	100.00	101.19	60.45	58.23	70.57	71.39

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

CORPORATE GOVERNANCE

Meetings and Committees

The board of directors of the Company held four meetings during the fiscal year ended September 30, 2006. The Company had standing audit, compensation, compliance and corporate governance and nominating committees during fiscal 2006.

Messrs. Clammer, McKinnon, and Queally currently serve as members of the compensation committee. The compensation committee determines the amount and type of compensation paid to senior management, establishes and reviews general policies relating to compensation and benefits of employees, and administers the Company’s stock option plans. The compensation committee held four meetings during fiscal 2006.

Messrs. McKinnon, McCoy, and Powers currently serve as members of the audit committee. The audit committee oversees the accounting and financial reporting processes of the Company, independent audits of its financial statements, and corporate governance matters. The audit committee held four meetings during fiscal 2006.

Messrs. McCoy and Powers and Dr. Sokolov currently serve as members of the compliance committee. The compliance committee oversees the implementation of the Company’s compliance program, which seeks to ensure that the Company’s operations at all levels are conducted in compliance with applicable federal and state laws regarding both public and private healthcare programs. The compliance committee held four meetings during fiscal 2006.

Messrs. McKinnon, McCoy, and Powers currently serve as members of the corporate governance and nominating committee (the “nominating committee”). The board has delegated to the nominating committee the authority to nominate individuals for election to the board that are not designated by KKR or Welsh Carson and to consider nominations submitted by stockholders who comply with the notice procedures provided under the Company’s bylaws. Nominations may be made by any stockholder who is entitled to vote for the election of the director so nominated. To be considered by the committee, nominations must be received in writing by the secretary of the Company (i) in the case of an annual meeting, not less than 45 days or more than 75 days prior to the first anniversary of the preceding year’s annual meeting, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of 90 days prior to the annual meeting or 10 days following the day on which public announcement of the date of the meeting was first made. The notice must include all information relating to the nominee that would be required to be disclosed in solicitations of proxies for election of directors under regulations promulgated by the Securities and Exchange Commission. The notice also must include (A) the name and address, as they appear on the records of the Company, of the stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made and (B) the class and number of shares of the Company which are beneficially owned and owned of record by the stockholder of record and such beneficial owner. The nominating committee’s charter is filed as Appendix B to this proxy statement.

Compensation of Directors

Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors and for meetings of any committees of the board of directors on which they serve. Non-employee directors receive a quarterly retainer of $5,000, a fee of $1,000 per regularly scheduled meeting attended and $500 per meetings held via teleconference. Non-employee directors also receive a fee of $1,000 per committee meeting attended. The chairman of each committee other than the audit committee receives an additional fee of $500 per committee meeting attended. The audit committee chairman receives an additional fee of $1,000 per committee meeting and an additional retainer of $10,000. The chairman of the board receives an additional $1,250 quarterly retainer fee.

Directors who are not executive officers of the Company are granted options under the Company’s Outside Directors’ Stock Option Plan to purchase 3,500 shares of the Company’s common stock upon becoming a director and as of the first day of each fiscal year, if the director was re-elected as a director or was continuing as a director as of the adjournment of the immediately preceding annual stockholders meeting. These options have an exercise price equal to the fair market value of the Company’s common stock at the date of grant, are exercisable immediately, and expire ten years from the date of grant. On October 3, 2006, each director received 3,500 options with an exercise price of $30.24.

Independent Directors

The board of directors has determined that the following directors are free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and, accordingly, are “independent” as such term is defined by the listing standards of the Nasdaq National Market:

Adam H. Clammer
Edward A. Gilhuly
Robert S. McCoy, Jr.
John B. McKinnon
Galen D. Powers
Paul B. Queally

Code of Ethics for Directors and Financial Professionals

In December 2003, the board of directors adopted a Code of Ethics for Directors and Financial Professionals (the “Ethics Code”) that meets the criteria for a code of ethics established by regulations promulgated by the SEC. The Ethics Code applies to each of MedCath’s directors and to its chairman, chief executive officer, chief operating officer, chief financial officer, chief accounting officer, treasurer, hospital chief financial officers, and any other employee designated by the chief financial officer who has significant responsibility for preparing or overseeing the preparation of MedCath’s financial statements and the other financial data included in MedCath’s periodic reports to the SEC and in other public communications made by MedCath. The Company will provide a copy of the Ethics Code upon request to any person without charge. Such requests should be submitted in writing to the Secretary of the Company. In the event of an amendment to or waiver from a provision of the Ethics Code, the Company intends to post such information on its website at www.medcath.com.

Stockholder Communications and Annual Stockholder Meetings

Stockholders who wish to communicate with directors may do so via the Internet by going to www.medcath.com, clicking on “Investor Relations,” then “Contact and Info Request,” and then the electronic mail address “IR@medcath.com.” Alternatively, stockholders may mail their communications to the attention of “Investor Relations” at the Company’s executive offices. All correspondence to directors received electronically or otherwise will be forwarded by the Company’s investor relations department to individual directors per the stockholder’s instructions or, absent instructions, to the chairman of the board.

One director attended the 2006 annual meeting of stockholders. The board of directors has not adopted a formal policy regarding director attendance at annual meetings.

CERTAIN TRANSACTIONS

Stockholders’ Agreements

The Company has a stockholders’ agreement with the investment partnerships sponsored by KKR and Welsh Carson, and individuals affiliated with their sponsors which own 18.8% and 16.8% respectively, of MedCath’s outstanding common stock. The stockholders’ agreement, which governs the voting and certain other rights and obligations of these stockholders, provides that each party to the agreement will be entitled to designate a specified number of persons for election to MedCath’s board of directors and obligates the other parties to the agreement to vote their shares in favor of those designees.

Under the stockholders’ agreement, the affiliates of KKR and Welsh, Carson are each entitled to designate two directors. The number of directors that each of these affiliates is entitled to designate under the stockholders’ agreement decreases as their percentage ownership of MedCath’s common stock decreases. The affiliates of KKR and of Welsh Carson will each be entitled, however, to designate at least one director so long as they own five percent or more of MedCath’s common stock on a fully-diluted basis.

Under the stockholders’ agreement, the following actions also require the separate approval of a majority of the shares held by the affiliates of KKR and a majority of the shares held by the affiliates of Welsh Carson:

•	appointment, dismissal or replacement of MedCath’s chief executive officer,

•	mergers or consolidations with or into another corporation,

•	sales, transfers or disposals of all or substantially all of MedCath’s assets, and

•	acquiring, purchasing or investing in any material assets, or disposing of any material assets, other than in the ordinary course of business.

These separate approval rights terminate for each of these groups of stockholders when the group’s ownership of MedCath’s common stock is less than 20% on a fully-diluted basis.

The stockholders’ agreement also contains certain restrictions on competition and the transfer of each group’s respective shares. Among these restrictions is a requirement that each of the parties to the stockholders’ agreement give the Company prior written notice of a proposed sale or other transfer of their shares, except for transfers to affiliates, distributions by a partnership to its partners, transfers to spouses or lineal descendants or transfers in connection with a public offering. Upon receipt of notice of proposed sale, MedCath is obligated to notify the other parties to the stockholders’ agreement, each of whom has the right to sell a pro rata portion of its shares to the potential purchaser. These rights apply so long as the stockholders’ agreement is in effect.

MedCath also has a registration rights agreement with affiliates of KKR and Welsh Carson that gives each of them the right to require MedCath on multiple occasions to register their shares of common stock under the Securities Act of 1933, subject to certain exceptions stated in the registration rights agreement.

Director Consulting Agreement

Jacque J. Sokolov, M.D. was elected to MedCath’s board of directors in March 2004. Dr. Sokolov is chairman and senior partner of Sokolov, Sokolov and Burgess (“SSB”), a national health-care management consulting, development, and investment firm. On August 4, 2006, MedCath Incorporated, a wholly-owned subsidiary of MedCath Corporation (the Company), entered into a consulting agreement (the Agreement) with SSB. The Agreement superseded an existing agreement with SSB Solutions and permitted the Company’s chief executive officer to engage SSB Solutions on an individual project basis for consulting services. The Agreement provides for termination by either party with 30 days written notice.

On October 2, 2006, the Company provided SSB Solutions with notice of its desire to terminate the Agreement. The termination was effective November 1, 2006. The Company did not engage SSB Solutions for consulting services during the period of the Agreement.

ACCOUNTING AND AUDIT MATTERS

Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee of the board of directors has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Ratification by the stockholders of the selection of independent registered public accounting firm is not required, but the audit committee believes that it is desirable to submit this matter to the stockholders. If holders of a majority of the common stock present and entitled to vote on the matter do not ratify the selection of Deloitte & Touche LLP at the meeting, the audit committee will investigate the reason for the rejection and reconsider the appointment.

Fees and Services

For the fiscal years ended September 30, 2005 and 2006, fees billed for services provided by Deloitte & Touche LLP were as follows:

	2005	2006

Audit Fees
Recurring audit and quarterly reviews(1)	$1,588,500	$1,631,553
Comfort letter and related services(2)	—	152,876
Audit-Related Fees(3)	55,946	—

Total	$1,644,446	$1,784,429

(1)	Audit fees also include the audit of management’s assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Fees billed in relation to secondary offering of common stock that occurred in fiscal 2006.

(3)	Fees billed for consultation regarding restructuring a management equity plan as well as for certain due diligence services.

The audit committee of the board of directors is responsible for approving all audit and non-audit services provided by the Company’s independent accountants, and approved all of the services provided by Deloitte & Touche LLP in fiscal 2005 and 2006. The chairman of the audit committee may approve non-audit engagements that arise between committee meetings, provided that any such decision is presented to the full committee for ratification at its next scheduled meeting.

Audit Committee Financial Expert

The board of directors has determined Robert S. McCoy, Jr. to be “independent” and an “audit committee financial expert” as defined by regulations promulgated by the SEC.

Audit Committee Report

The following is the report of the audit committee of the board of directors with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2006.

The audit committee is governed by the Audit Committee Charter adopted by the Company’s board of directors, a copy of which was attached as Appendix A to this proxy statement. Each member of the audit committee qualifies as an “independent” director under the applicable listing standards of the Nasdaq National Market and regulations promulgated by the SEC.

The audit committee has reviewed and discussed the Company’s audited financial statements with management. As a part of this oversight, the audit committee reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2006, which was made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. The audit committee also reviewed and discussed with Deloitte & Touche LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. These reports are included in the Company’s Annual Report on Form-K for the fiscal year ended September 30, 2006.

The audit committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the annual audit of the Company’s financial statements. The audit committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relate to their independence from the Company and has discussed these matters with representatives of Deloitte & Touche LLP.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Respectfully submitted,

John B. McKinnon
Galen D. Powers
Robert S. McCoy, Chairman

OTHER MATTERS

Stockholder Proposals

Proposals of stockholders intended to be presented at the Company’s 2007 annual meeting and included in the Company’s proxy materials relating to the meeting must be received by the Company at its principal executive offices no later than the close of business on September 28, 2007 (the 120th day prior to the first anniversary of the date of this proxy statement) nor earlier than the close of business on August 29, 2007 (the 150th day prior to the first anniversary of the date of this proxy statement). Proposals of stockholders intended to be presented at the 2008 annual meeting that the Company may not be required to include in its proxy materials relating to the meeting, must be received no earlier than December 15, 2007 and no later than January 15, 2008.

Expenses and Solicitation

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing, and mailing of the proxy statement, the proxy and any additional soliciting materials sent by the Company to stockholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, and personal interviews. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, or facsimile following the original solicitation.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers, and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Based on its review of the copies of such filings received by it with respect to the fiscal year ended September 30, 2006, the Company noted that all reports of ownership were filed on a timely basis.

APPENDIX A

MedCath Corporation
Second Amended and Restated
Audit Committee Charter

A.	Purpose and Scope

The primary function of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) is to oversee the accounting and financial reporting processes of the Company and independent audits of its financial statements.

B.	Composition

The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under rules or regulations of the U.S. Securities and Exchange Commission (the “SEC”) and The Nasdaq Global Market (“Nasdaq”), as in effect from time to time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement, and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Company or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

The members of the Committee shall be appointed by the Board and shall serve until their successors shall be duly appointed and qualified or until their earlier resignation or removal. Unless a chair is elected by the full Board, the members of the Committee may designate a chair my majority vote of the full Committee membership.

C.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Document Review

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Company’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company’s Annual Report on Form 10-K. The Committee shall also review the Company’s quarterly financial statements prior to their inclusion in the Company’s quarterly SEC filings on Form 10-Q.

3. Take steps designed to ensure that the independent accounting firm reviews the Company’s interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-Q.

Independent Accounting Firm

4. Be directly responsible for the appointment, compensation, and oversight of the work of the independent accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work, including resolution of any disagreements between Company’s management and such accounting firm regarding financial reporting. The independent accounting firm so employed shall report directly to the Committee. The Committee shall have the ultimate authority and responsibility to select, evaluate, and, when warranted, replace such independent accounting firm (or recommend such replacement for stockholder approval in any proxy statement). The Committee shall approve all audit engagement fees and terms and all non-audit engagements of the independent accounting firm. The chair of the Committee may approve non-audit engagements that arise between Committee meetings, provided that any such decision is presented to the full Committee for ratification at its next scheduled meeting.

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board (“ISB”) Standard No. 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationship or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as it may be modified or supplemented.

7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.

Financial Reporting Process

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Company’s internal financial and accounting controls and the Company’s internal audit function.

Compliance

10. To the extent deemed necessary by the Committee, it shall have the authority to engage independent outside counsel and/or independent accounting consultants to review any matter under its responsibility.

11. Establish procedures for (A) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and (B) the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

12. Conduct a review of all related party transactions, as such term is defined in the qualitative listing requirements for Nasdaq issuers, on an ongoing basis, and approve any such transactions.

Reporting

13. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

APPENDIX B

MedCath Corporation
Corporate Governance
and
Nominating Committee Charter

Purpose

The Board of Directors has created the Corporate Governance and Nominating Committee (the “Committee”) to:

•	periodically review issues and developments related to corporate governance matters and formulate and make governance recommendations to the Board;

•	identify individuals qualified to become directors,

•	nominate individuals for election as directors, and

•	develop recommendations for and periodically review succession plans for executive officers and directors.

Committee Membership

The Committee shall be composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Global Market, as in effect from time to time. The Committee members shall be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities.

Oversight of Corporate Governance

To fulfill its corporate governance oversight responsibilities and duties, the Committee shall:

•	Regularly review issues and developments related to corporate governance matters and formulate and make governance recommendations to the Board,

•	Make recommendations to the Board regarding committee structure and delegated responsibilities to be included in the charter of each of its committees,

•	Evaluate and recommend any revisions to board and committee meeting policies and logistics,

•	Consider and recommend changes in the size of the Board,

•	On a periodic basis, solicit input from the Board and conduct a review of the effectiveness of the operation of the Board and its committees, including reviewing governance and operating practices.

Nominating Authority and Responsibilities

The Board has delegated to the Committee the authority to exercise its powers to nominate individuals for election to the Board at a meeting of stockholders and to fill vacancies. In exercising this authority, the Committee shall select nominees who, among other qualifications it deems appropriate, (i) have the highest personal and professional integrity, (ii) have demonstrated exceptional ability and judgment, and (iii) shall be most effective, in conjunction with incumbent members of the Board, in collectively serving the long-term interests of the Corporation and its stockholders.

The Committee also shall review nominations made by stockholders to determine if such nominations satisfy the requirements of the Corporation’s Bylaws and applicable law.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to engage advisors to assist in identifying director candidates and to approve the fees and other retention terms of such engagements.

Management Succession Plans

The Committee shall be responsible for developing recommendations to the Board with respect to succession plans for the chief executive officer, senior executives and directors, including succession in the case of an emergency, and periodically review such plans.

ANNUAL MEETING OF SHAREHOLDERS OF
MEDCATH CORPORATION
March 1, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors: To elect the four nominees listed below to the board of directors to serve for three-year terms as Class III directors.				2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending September 30, 2007.	☐	☐	☐
☐		NOMINEES:
	FOR ALL NOMINEES	¡ ¡ ¡ ¡	Adam H. Clammer Edward A. Gilhuly Paul B. Queally Jacque J. Sokolov
					3.	To transact such other business as may properly come before the meeting and any adjournment thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See Instructions below)
This appointment of proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of each nominee in Proposal 1 and FOR approval of Proposals 2 and 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐
MEDCATH CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 1, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints O. Edwin French, James E. Harris and Philip D. Song as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Medcath Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 10720 Sikes Place, Charlotte, North Carolina 28277, on March 1, 2007, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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